UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2008

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Ravinia Drive, Atlanta, Georgia		30346
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 847-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Eclipsys Corporation ("Eclipsys") and a subsidiary of Eclipsys formed for purposes of the acquisition, MediNotes Corporation ("MediNotes"), and certain shareholders of MediNotes entered into an Agreement and Plan of Merger dated September 19, 2008 (the "Merger Agreement"). Eclipsys will pay a total of approximately $45 million (the "Merger Consideration") in the transaction, consisting of 39 percent cash and 61 percent Eclipsys common stock, in exchange for the acquisition of MediNotes and retirement of certain arrangements surviving from the acquisition by MediNotes of the business of Bond Technologies, LLC, and affiliates in February 2008. As a result of the transaction, MediNotes will become a wholly owned subsidiary of Eclipsys. The transaction is expected to close within approximately 30 days, following satisfaction of customary conditions (the "Closing Date").

Eclipsys’ press release announcing the acquisition is attached as Exhibit 99.1 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference. Pursuant to the Merger Agreement, Eclipsys will issue 61 percent of the aggregate Merger Consideration in shares of Eclipsys common stock to certain stockholders and option holders of MediNotes. The exact number of shares of Eclipsys common stock to be issued will be determined on the Closing Date.

The shares of Eclipsys common stock to be issued pursuant to the Merger Agreement are being offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. The exemption from registration was based on, among other things, the representations and warranties of the MediNotes stockholders and option holders, including their agreement with respect to restrictions on resale, in support of their satisfaction of the conditions contained in Section 4(2) and Regulation D under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Press release dated September 19, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

September 24, 2008	By:	/s/ Robert M. Saman

Name: Robert M. Saman
Title: Assistant General Counsel and Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 19, 2008.